SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of September 27, 2012, is entered into by and among the Persons listed on the signature pages hereof as “Grantors” and those additional entities that hereafter become parties hereto by executing the form of Joinder attached hereto as Annex 1 (each, a “Grantor” and collectively, the “Grantors”), on the one hand, and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”), on the other hand, with reference to the following facts:

RECITALS

A.           JAKKS PACIFIC, INC., a Delaware corporation (“Parent”), and the other Persons listed on the signature pages of the Credit Agreement (defined below) as Borrowers, and Bank are contemporaneously herewith entering into that certain Credit Agreement, dated as of even date herewith (as may be amended or restated from time to time, the “Credit Agreement”); and

B.           To induce Bank to enter into the Credit Agreement, each Grantor has agreed to enter into this Security Agreement in order to grant to Bank a first priority security interest in, and mortgage to Bank, the Collateral to secure prompt payment and performance of the Secured Obligations.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth, and for other good and valuable consideration, the parties hereto agree as follows:

1.          Definitions. All initially capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement. In addition, as used herein, the following terms shall have the following meanings:

“Accounts” means any and all of each Grantor’s presently existing and hereafter arising accounts (as defined in the UCC).

“Chattel Paper” means all of each Grantor’s presently existing and hereafter acquired or created chattel paper (as defined in the UCC).

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“Collateral” means the following, collectively: any and all of the Accounts, Mortgaged Hong Kong Assets, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Instruments, Inventory, Investment Property, General Intangibles, Letter of Credit Rights, Negotiable Collateral, Supporting Obligations, Vehicles, Grantors’ Books, in each case whether now existing or hereafter acquired or created, any money or other assets of any Grantor that now or hereafter come into the possession, custody, or control of Bank and any Proceeds or products of any of the foregoing, or any portion thereof. In no event shall the Collateral include, or Bank’s Lien attach to, (x) any Hazardous Materials, (y) any of the outstanding Capital Stock of a direct Foreign Subsidiary of Parent in excess of 65% of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each direct Foreign Subsidiary if the pledge of a greater percentage would result in material adverse tax consequences to Parent), (z) any of the outstanding Capital Stock of any indirect Foreign Subsidiary of Parent if a pledge of such Capital Stock would result in material adverse tax consequences to Parent, (aa) any document, contract, license or agreement to which any Grantor is a party or any of its rights or interests thereunder (including, without limitation, rights of any Grantor in any Assets leased, licensed or otherwise acquired thereunder), if and for so long as the grant of such security interest or the assignment thereof shall constitute or result in a breach or termination pursuant to the terms of, or a default under, or is otherwise prohibited by the terms of any such document, contract, license or agreement due to an enforceable provision containing a restriction on assignment or the grant of a security interest thereunder (other than to the extent that any such term is rendered ineffective pursuant to Section 9406, 9407, 9408, or 9409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that the foregoing exclusion shall not apply if such prohibition has been waived by the other party to such document, contract, license or agreement or the other party to such document, contract, license or agreement has otherwise consented to the creation hereunder of a security interest in such document, contract, license or agreement; provided, further, that immediately upon the ineffectiveness or lapse or termination of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all its rights, title and interests in and to such document, contract, license or agreement as if such provision had never been in effect; and provided, further, that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Bank’s unconditional continuing security interest in and to all rights, title and interests of the applicable Grantor in or to any payment obligations or other rights to receive monies due or to become due under any such document, contract, license or agreement and in any such monies and other proceeds of such document, contract, license or agreement, or (bb) any Accounts or any related rights formerly owned by a direct or indirect Foreign Subsidiary of Parent unless and until either (i) Parent has purchased such Accounts, or (ii) the applicable Foreign Subsidiary has granted to Parent a security interest in such Accounts.

“Commercial Tort Claims” means all of each Grantor’s presently existing and hereafter acquired or arising commercial tort claims (as defined in the UCC).

“Copyrights” means any and all rights in any works of authorship, including (i) copyrights and moral rights, (ii) copyright registrations and recordings thereof and all applications in connection therewith including those listed on Section 6.8(a)(i) of Schedule 1, (iii) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iv) the right to sue for past, present, and future infringements thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

“Copyright Security Agreement” means each Copyright Security Agreement executed and delivered by Grantors, or any of them, and Bank, in substantially the form of Exhibit A.

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“Credit Agreement” is defined in the Recitals.

“Deposit Account” means all of each Grantor’s presently existing and hereafter acquired or arising deposit accounts (as defined in the UCC).

“Documents” means all of each Grantor’s presently existing and hereafter acquired or arising documents (as defined in the UCC).

“Equipment” means any and all of each Grantor’s presently existing and hereafter acquired equipment (as defined in the UCC), wherever located.

“Expenses” has the meaning of “Expenses” under the Credit Agreement and shall also mean:  any and all reasonable costs or expenses required to be paid by Grantors under this Security Agreement which are paid or advanced by Bank; all reasonable out-of-pocket costs and expenses of Bank, including its reasonable attorneys’ fees and expenses (including reasonable attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code), incurred or expended to correct any default or enforce any provision of this Security Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, irrespective of whether a sale is consummated; and all reasonable out-of-pocket costs and expenses of suit incurred or expended by Bank, including its reasonable attorneys’ fees and expenses (including reasonable attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code) in enforcing or defending this Security Agreement, irrespective of whether suit is brought.

“FEIN” means Federal Employer Identification Number.

“General Intangibles” means any and all of each Grantor’s presently existing and hereafter acquired or arising general intangibles (as defined in the UCC), and includes payment intangibles, contract rights, rights to payment, rights under Swaps (including the right to receive payment on account of the termination (voluntarily or involuntarily) of any such Swap), rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the UCC, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

“Grantors” and “Grantor” have the meanings assigned to such terms in the Preamble.

“Grantors’ Books” means any and all presently existing and hereafter acquired or created books and records of Grantors, including all records (including maintenance and warranty records), ledgers, computer programs, disc or tape files, printouts, runs, and other computer prepared information indicating, summarizing, or evidencing the Collateral.

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“Instruments” means any and all of each Grantor’s presently existing and hereafter acquired or arising instruments (as defined in the UCC).

“Intellectual Property” means any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.

“Intellectual Property Licenses” means, with respect to any Person (the “Specified Party”), (i) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (ii) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (A) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses), (B) the license agreements listed on Section 6.8(a)(ii) of Schedule 1, and (C) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of Bank’s rights under the Loan Documents.

“Inventory” means any and all of each Grantor’s presently existing and hereafter acquired inventory (as defined in the UCC).

“Investment Property” means any and all of each Grantor’s presently existing and hereafter acquired (i) investment property (as defined in the UCC) (other than any interest of any Grantor in any Subsidiaries that are not Material Subsidiaries), and (ii) all of the following regardless of whether classified as investment property under the UCC: all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

“JAKKS Hong Kong” means JAKKS Pacific (H.K.) Limited, a company incorporated in Hong Kong with registered number 468246.

“Letter of Credit Rights” means any and all of each Grantor’s presently existing and hereafter acquired letter of credit rights (as defined in the UCC).

“Mortgaged Hong Kong Assets” means the Mortgaged Hong Kong Shares and any Securities, money, rights or benefits at any time deriving from or arising or offered by way of dividend, income, redemption, bonus, preference, option, conversion, consolidation, subdivision or otherwise in relation to any Mortgaged Hong Kong Shares (the “Derivative Assets”) for which purpose “Securities” in this clause means stocks, shares, warrants, options and other equity or debt instruments or securities, in each case whether constituted, evidenced or represented by a certificate or other document or by an entry in the accounts of JAKKS Hong Kong.

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“Mortgaged Hong Kong Shares” means seven thousand three hundred and sixty three (7,363) shares in JAKKS Hong Kong, being approximately 65% of the issued share capital of JAKKS Hong Kong held by the Parent.

“Negotiable Collateral” means any and all of each Grantor’s presently existing and hereafter acquired or arising letters of credit, letter of credit rights, advises of credit, certificates of deposit, notes, drafts, money, Instruments, Documents and tangible Chattel Paper.

“Patents” means patents and patent applications, including (i) the patents and patent applications listed on Section 6.8(a)(iii) of Schedule 1, (ii) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iv) the right to sue for past, present, and future infringements thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

“Patent Security Agreement” means each Patent Security Agreement executed and delivered by Grantors, or any of them, and Bank, in substantially the form of Exhibit B.

“Pledged Companies” means, each Person listed on Schedule 2 hereto as a “Pledged Company,” together with each other Person, all or a portion of whose Capital Stock is acquired or otherwise owned by a Grantor after the Closing Date.

“Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Capital Stock now or hereafter owned by such Grantor, regardless of class or designation, including, without limitation, in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, including, without limitation, any certificates representing the Capital Stock, the right to request after the occurrence and during the continuation of an Event of Default that such Capital Stock be registered in the name of Bank or any of its nominees, the right to receive any certificates representing any of the Capital Stock and the right to require that such certificates be delivered to Bank together with undated powers or assignments of investment securities with respect thereto, duly endorsed in blank by such Grantor, transfers, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and of all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

“Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit C to this Security Agreement.

“Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of the Pledged Companies that are limited liability companies, if any.

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“Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships, if any.

“Proceeds” means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral, including “proceeds” as defined in the UCC, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of any Grantor from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

“Rights to Payment” means all Accounts and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all electronic Chattel Paper, General Intangibles, Letter of Credit Rights, Negotiable Collateral and Proceeds thereof.

“Secured Obligations” means, collectively, (i) the “Obligations” as defined in the Credit Agreement, (ii) the “Guaranteed Obligations” as defined in each Facility Guaranty, and (iii) any and all debts, liabilities, obligations, or undertakings owing by Grantors (or any of them) to Bank arising under, advanced pursuant to, or evidenced by this Security Agreement, whether direct or indirect, absolute or contingent, matured or unmatured, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest not paid when due and all Expenses which Grantors are required to pay or reimburse pursuant to this Security Agreement, the Credit Agreement, the other Loan Documents or by law.

“Security Agreement” shall mean this Security Agreement, as amended or restated from time to time.

“Supporting Obligations” has the meaning given to such term in the UCC.

“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (i) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Section 6.8(a)(iv) of Schedule 1, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor’s rights corresponding thereto throughout the world.

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“Trademark Security Agreement” means each Trademark Security Agreement executed and delivered by Grantors, or any of them, and Bank, in substantially the form of Exhibit D.

“URL” means “uniform resource locator,” an internet web address.

2.           Construction. Unless the context of this Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, “including” is not limiting, and “or” has the inclusive meaning represented by the phrase “and/or.” References in this Security Agreement to “determination” by Bank include reasonable estimates (absent manifest error) by Bank (in the case of quantitative determinations) and reasonable beliefs (absent manifest error) by Bank (in the case of qualitative determinations). The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Security Agreement refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. Article, section, subsection, exhibit, and schedule references are to this Security Agreement unless otherwise specified.

3.           Creation of Security Interest. Each Grantor hereby grants to Bank a continuing security interest in, and mortgages to Bank, all presently existing and hereafter acquired or arising Collateral in order to secure the prompt payment and performance of all of the Secured Obligations. Each Grantor acknowledges and affirms that such security interest in the Collateral has attached to all Collateral without further act on the part of Bank or such Grantor.

4.           Further Assurances.

4.1           Grantors shall execute and deliver to Bank concurrently with Grantors’ execution of this Security Agreement, and from time to time at the reasonable request of Bank, and Grantors hereby authorize Bank to file, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, assignments, and all other documents that Bank may reasonably require, in form reasonably satisfactory to Bank, to perfect and maintain perfected Bank’s security interests in the Collateral, and in order to consummate fully all of the transactions contemplated by this Security Agreement and the Credit Agreement. Each Grantor hereby irrevocably makes, constitutes, and appoints Bank (and Bank’s officers, employees, or agents) as such Grantor’s true and lawful attorney with power to sign the name of such Grantor on any of the above-described documents or on any other similar documents which need to be executed, recorded, or filed, and to do any and all things necessary in the name and on behalf of such Grantor in order to perfect, or continue the perfection of, Bank’s security interests in the Collateral. Each Grantor agrees that neither Bank, nor any of its designees or attorneys-in-fact, will be liable for any act of commission or omission, or for any error of judgment or mistake of fact or law with respect to the exercise of the power of attorney granted under this Section 4.1, other than as a result of its or their gross negligence or willful misconduct. THE POWER OF ATTORNEY GRANTED UNDER THIS SECTION 4.1 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL ALL OF THE SECURED OBLIGATIONS HAVE BEEN PAID IN FULL IN CASH, THE CREDIT AGREEMENT TERMINATED, AND ALL OF GRANTORS’ DUTIES HEREUNDER AND THEREUNDER HAVE BEEN DISCHARGED IN FULL. BANK SHALL EXERCISE THE POWER OF ATTORNEY GRANTED TO IT HEREUNDER IF AND ONLY IF (A) AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING OR (B) BANK REQUESTS THAT ANY GRANTOR SIGN A DOCUMENT DESCRIBED ABOVE AND GRANTOR FAILS TO SIGN SUCH DOCUMENT WITHIN TEN (10) DAYS OF SUCH REQUEST.

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4.2           Without limiting the generality of the foregoing Section 4.1 or any of the provisions of the Credit Agreement, promptly upon Bank’s request in the exercise of its Permitted Discretion, Grantors shall: (i) mark conspicuously Grantors’ Books with a legend, in form and substance reasonably satisfactory to Bank, indicating that the Collateral is subject to the security interest granted hereby; (ii) mark all Chattel Paper with a conspicuous legend indicating Bank’s security interest therein and otherwise in form and substance reasonably satisfactory to Bank; and (iii) appear in and defend any action or proceeding which may affect any Grantor’s title to, or the security interest of Bank in, any of the Collateral.

4.3           With respect to the Negotiable Collateral (other than drafts received in the ordinary course of business so long as no Event of Default is continuing), Grantors shall, promptly upon reasonable request by Bank, endorse (where appropriate) and assign the Negotiable Collateral over to Bank, and deliver to Bank actual physical possession of the Negotiable Collateral together with such undated powers, or other relevant document of transfer, endorsed in blank as shall be reasonably requested by Bank, all in form and substance reasonably satisfactory to Bank.

4.4           Reserved.

4.5           Grantors shall deliver to Bank a duly executed control agreement in form and substance reasonably satisfactory to Bank with respect to all Deposit Accounts, electronic Chattel Paper, Investment Property, and Letter of Credit Rights, promptly upon Bank’s reasonable request.

4.6           Grantors shall promptly notify Bank of any Commercial Tort Claims any of them may bring against any Person, including the name and address of each defendant, a summary of the facts, an estimate of damages, copies of any complaint or demand letter submitted by the applicable Grantor, and such other information as Bank may reasonably request, and in connection therewith, at Bank’s reasonable request, Grantors and Bank shall enter into an amendment to this Security Agreement granting a security interest to Bank in each such Commercial Tort Claim to secure the Secured Obligations.

4.7           With respect to the Mortgaged Hong Kong Shares, Grantors and/or Parent undertake(s) to Bank of the following:

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(I)         Parent shall execute and/or deliver the following documents to Bank (i) signed but undated instruments of transfer and sold notes (in the form set out in Exhibit J); (ii) signed but undated resignation by each director of JAKKS Hong Kong (in the form set out in Exhibit E); (iii) signed but undated resolutions of the majority of the directors of JAKKS Hong Kong (in the form set out in Exhibit H) approving (A) the registration of any transfer of the Mortgaged Hong Kong Assets and (B) the appointment of such person(s) as Bank chooses as director(s) of JAKKS Hong Kong; (iv) signed but undated resolutions of the majority of the directors of JAKKS Hong Kong (in the form set out in Exhibit I approving the registration of any transfer of the Mortgaged Hong Kong Assets; (v) signed and dated authority by each director of JAKKS Hong Kong (in the forms set out in Exhibits F and G respectively) to actions taken in accordance with the foregoing clauses (i) through (iv); (vi) evidence that the articles of association of JAKKS Hong Kong have been amended to remove the directors’ power to veto transfers of the Mortgaged Hong Kong Assets and any other restrictions on the transfer of such shares (in the form set out in Exhibit K); and (vii) the certificates or other title documents in respect of the Mortgaged Hong Kong Shares (on or before execution of this Security Agreement) and Derivative Assets (promptly following their issue);

(II)        immediately upon the appointment, removal or resignation of any director of JAKKS Hong Kong, Parent shall deposit with Bank (a) a resignation and authority of such director (if appointed) complying with Section 4.7(I)(ii) and (v), (b) a replacement for each of the resolutions referred to in Section 4.7(I)(iii) and (iv) and (c) the signed authorities referred to in Section 4.7(I)(v), in each case reflecting such appointment, removal or resignation; and

(III)       (i) subject to the security interest created under this Security Agreement, Parent shall remain at all times during the continuance of this Security Agreement the sole beneficial owner of the Mortgaged Hong Kong Assets and not to transfer or otherwise dispose of or deal with the Mortgaged Hong Kong Assets, except in favour of the Bank or the Bank's nominee and (ii) to procure that the Mortgaged Hong Kong Shares at all times represent approximately 65% of the issued share capital of JAKKS Hong Kong, not without the prior written consent of Bank to take or permit the taking of any action which would adversely alter the rights attaching to the Mortgaged Hong Kong Assets.

5.           Pledged Interests.

5.1           Notwithstanding anything to the contrary herein, on the Closing Date, Parent shall cause 65% of the issued and outstanding Capital Stock of JAKKS Hong Kong entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2) and 100% of the issued and outstanding Capital Stock of JAKKS Hong Kong not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) to be subject at all times to a first priority, perfected Lien in favor of Bank pursuant to the terms and conditions of this Security Agreement. Thereafter, promptly upon Bank’s request, each Grantor shall cause 100% of the issued and outstanding Capital Stock of each Material Subsidiary to be subject at all times to a first priority, perfected Lien in favor of Bank pursuant to the terms and conditions of this Security Agreement. In furtherance of the foregoing, with respect to each Material Subsidiary formed or acquired after the Closing Date, promptly upon Bank’s request the applicable Grantor shall execute and deliver to Bank a Pledged Interests Addendum pursuant to Section 7.8 hereof with respect to such Material Subsidiary, together with any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to Bank. In addition, promptly upon Bank’s request the Borrowers shall enter into such amendments to this Security Agreement as are reasonably requested by Bank to facilitate the pledge of Capital Stock in Foreign Subsidiaries that are Material Subsidiaries to the extent such pledge is otherwise required by the terms of the Credit Agreement or this Security Agreement. Notwithstanding the foregoing, Parent shall not be required to grant a Lien to Bank on any Capital Stock of any direct Foreign Subsidiary in excess of 65% of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) if a Lien on a greater percentage would result in material adverse tax consequences to Parent. No other Grantor shall be required to grant a Lien to Bank on any Capital Stock of any indirect Foreign Subsidiary of Parent if a Lien on such Capital Stock would result in material adverse tax consequences to Parent.

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5.2           Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including, without limitation, the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by Bank of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) to the extent allowed under applicable law, Bank shall not have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall Bank be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Security Agreement, the Credit Agreement, or any other Loan Document, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their business, subject to and upon the terms hereof and of the Credit Agreement and the other Loan Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including, without limitation, all voting, consensual, and dividend or distribution rights (except as set forth in paragraph 5.3 below), shall remain with the applicable Grantor until the occurrence of and during the continuation of an Event of Default and until Bank shall notify the applicable Grantor of Bank’s exercise of voting, consensual, and/or dividend rights with respect to the Pledged Interests pursuant to Section 10 hereof.

5.3           Grantors shall be entitled to receive and retain any and all dividends and/or distributions paid in respect of the Capital Stock of the Pledged Companies; provided, however, that, except as permitted under the Credit Agreement, any and all:

(a)          Distributions paid or payable other than in cash in respect of, and any and all additional shares or instruments or other property received, receivable, or otherwise distributed in respect of, or in exchange for the Capital Stock of the Pledged Companies;

(b)          Distributions paid or payable in cash in respect of any Capital Stock of the Pledged Companies in connection with a partial or total liquidation or dissolution, merger, consolidation of any Pledged Company, or any exchange of stock, conveyance of assets, or similar corporate reorganization;

(c)          cash paid with respect to, payable, or otherwise distributed on redemption of, or in exchange for, any Capital Stock of the Pledged Companies, and

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(d)          after the occurrence and during the continuance of an Event of Default, all Distributions in respect of any Capital Stock of the Pledged Companies, shall be forthwith delivered to Bank to hold as Collateral and shall, if received by Grantors, be received in trust for the benefit of Bank, be segregated from the other property or funds of Grantors, and be forthwith delivered to Bank as Collateral in the same form as so received (with any necessary endorsement), and, if deemed necessary by Bank, Grantors shall take such actions, including the actions described in Section 7.8, as Bank may reasonably require.

6.          Representations and Warranties. In order to induce Bank to enter into the Credit Agreement and to make Loans to Borrowers or issue any Letter of Credit, in addition to the representations and warranties of Grantors set forth in the other Loan Documents which are incorporated herein by this reference, each Grantor represents and warrants to Bank that on the Closing Date and thereafter on the date of each and every Borrowing or issuance of a Letter of Credit:

6.1           Legal Name; State of Organization; Location of Chief Executive Office and Collateral; FEIN. Each Grantor’s exact legal name, state of incorporation, FEIN and charter or organizational identification number is accurately set forth in Section 6.1 of Schedule 1. Each Grantor’s chief executive office is located at the address set forth in Section 6.1 of Schedule 1, and all other locations where each Grantor conducts business or Collateral (other than immaterial Inventory and immaterial books and records) is kept are set forth in Section 6.1 of Schedule 1.

6.2           Locations of Grantor’s Books. All locations where Grantors’ Books are kept, including all equipment necessary for accessing Grantors’ Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping Grantors’ Books or collecting Rights to Payment for Grantors, are set forth in Section 6.2 of Schedule 1.

6.3           Trade Names and Trade Styles. All trade names and trade styles under which Grantors presently conduct their business operations are set forth in Section 6.3 of Schedule 1, and, except as set forth in Section 6.3 of Schedule 1, no Grantor has, at any time during the five years preceding the date of this Security Agreement: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

6.4           Enforceability; Priority of Security Interest. (i) This Security Agreement creates a security interest which is enforceable against the Collateral in which any Grantor now has rights and will create a security interest which is enforceable against the Collateral in which any Grantor hereafter acquires rights at the time such Grantor acquires any such rights, and (ii) Bank has a perfected security interest (to the fullest extent perfection can be obtained by filing, notification to third Persons, possession or control) and a first priority security interest in the Collateral in which such Grantor now has rights (subject only to Permitted Liens), and will have a perfected and first priority security interest (to the fullest extent perfection can be obtained by filing, notification to third Persons, possession or control) in the Collateral in which such Grantor hereafter acquires rights at the time such Grantor acquires any such rights (subject only to Permitted Liens), in each case securing the payment and performance of the Secured Obligations.

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6.5           Other Financing Statements. Other than financing statements in favor of Bank and financing statements filed in connection with Permitted Liens, to the Knowledge of Grantors, no effective financing statement naming any Grantor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

6.6           Rights to Payment.

(a)          the Rights to Payment represent valid, binding and enforceable obligations of the Account Debtors or other Persons obligated thereon, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally, representing bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine, free from Liens (other than Permitted Liens) and, to Grantors’ Knowledge, adverse claims, counterclaims, setoffs, defaults, disputes, defenses, retainages, holdbacks and conditions precedent of any kind of character, except to the extent reflected by Grantors’ reserves for uncollectible Rights to Payment;

(b)          to Grantors’ Knowledge, all Account Debtors and other obligors on the Rights to Payment are Solvent and generally paying their debts as they come due;

(c)          to Grantors’ Knowledge, all Rights to Payment comply in all material respects with all applicable laws concerning form, content and manner of preparation and execution, including where applicable any federal and state consumer credit laws;

(d)          No Grantor has assigned any of its rights under the Rights to Payment other than to Bank pursuant to this Security Agreement;

(e)          all statements made, all unpaid balances and all other information in Grantors’ Books and other documentation relating to the Rights to Payment are true and correct in all material respects and are in all material respects what they purport to be; and

(f)          Grantors have no Knowledge of any fact or circumstance which would materially impair the validity or collectability of any Rights to Payment.

6.7           Inventory. No Inventory is stored with any bailee, warehouseman or similar Person, nor has any Inventory been consigned to any Grantor or consigned by any Grantor to any Person or is held by such Grantor for any Person under any “bill and hold” or other arrangement. No Inventory (other than immaterial Inventory) is stored or on any premises leased to any Grantor, except for such locations for which such Grantor has delivered to Bank a duly executed Collateral Access Agreement as required by the Credit Agreement.

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6.8           Intellectual Property.

(a)          As of the Closing Date: (i) Section 6.8(a)(i) of Schedule 1 provides a complete and correct list of all registered Copyrights owned by any Grantor, all applications for registration of Copyrights owned by any Grantor, and all other Copyrights owned by any Grantor and material to the conduct of the business of any Grantor; (ii) [Reserved], and (iii) Section 6.8(a)(iii) of Schedule 1 provides a complete and correct list of all Patents owned by any Grantor and all applications for Patents owned by any Grantor; and (iv) Section 6.8(a)(iv) of Schedule 1 provides a complete and correct list of all registered Trademarks owned by any Grantor, all applications for registration of Trademarks owned by any Grantor, and all other Trademarks owned by any Grantor and material to the conduct of the business of any Grantor. At any and all times when any Inventory that is subject to a license agreement with a Licensor is included in the Borrowing Base, or promptly upon Bank’s request at any time after the occurrence and during the continuance of an Event of Default, Grantors shall provide to Bank Section 6.8(a)(ii) of Schedule 1 which shall provide a complete and correct list of all Intellectual Property Licenses entered into by any Grantor pursuant to which (A) any Grantor has provided any license or other rights in Intellectual Property owned or controlled by such Grantor to any other Person other than non-exclusive software licenses granted in the ordinary course of business or (B) any Person has granted to any Grantor any license or other rights in Intellectual Property owned or controlled by such Person that is material to the business of such Grantor, including any Intellectual Property that is incorporated in any Inventory, software, or other product marketed, sold, licensed, or distributed by such Grantor.

(b)          (A) Each Grantor owns exclusively or holds licenses in all Intellectual Property that is necessary to the conduct of its business, except for any Intellectual Property, the absence of which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (B) to each Grantor’s Knowledge, all employees and contractors of each Grantor who were involved in the creation or development of any Intellectual Property for such Grantor that is necessary to the business of such Grantor have signed agreements containing assignment of Intellectual Property rights to such Grantor and obligations of confidentiality.

(c)          To each Grantor’s Knowledge, no Person has infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights owned by such Grantor, in each case, that either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

(d)          (A) Except as set forth on Schedule 5.7 to the Credit Agreement, to each Grantor’s Knowledge, (1) such Grantor is not currently infringing or misappropriating any Intellectual Property rights of any Person, and (2) no product manufactured, used, distributed, licensed, or sold by or service provided by such Grantor is currently infringing or misappropriating any Intellectual Property rights of any Person, in each case, except where such infringement either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, and (B) except as set forth on Schedule 5.7 to the Credit Agreement, there are no pending, or to any Grantor’s knowledge after reasonable inquiry, threatened infringement or misappropriation claims or proceedings pending against any Grantor, and no Grantor has received any notice or other communication of any actual or alleged infringement or misappropriation of any Intellectual Property rights of any Person, in each case, except where such infringement either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect;

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(e)          To each Grantor’s Knowledge, all registered Copyrights, registered Trademarks, and issued Patents that are owned by such Grantor and necessary in to the conduct of its business are valid, subsisting and enforceable and in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Intellectual Property in full force and effect; and

(f)          Each Grantor has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned by such Grantor that are necessary in the business of such Grantor.

6.9           Equipment.

(a)          No individual item of Equipment or other Collateral having a value in excess of $1,000,000 is affixed to real property, except Collateral with respect to which Grantors have supplied Bank with all information and documentation necessary to make all fixture filings required to perfect and protect the priority of Bank’s security interest in all such Collateral which may be fixtures as against all Persons having an interest in the premises to which such property may be affixed.

(b)          No individual item of Equipment having a value in excess of $1,000,000 is leased from or leased to any third Person, except as set forth on Section 6.9 of Schedule 1.

6.10         Investment Property. All financial institutions or financial intermediaries holding or in possession of any Investment Property in excess of $1,000,000 are set forth in Section 6.10 of Schedule 1. Each Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 2 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the Closing Date. All of the Pledged Interests issued by Pledged Companies are duly authorized, validly issued, fully paid and nonassessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Capital Stock of the Pledged Companies of such Grantor identified on Schedule 2 hereto as supplemented or modified by any Pledged Interests Addendum. Each Grantor has the right and requisite authority to pledge the Investment Property pledged by such Grantor to Bank as provided herein. All actions necessary under the UCC (to the extent the UCC is applicable) to perfect, establish the first priority of, or otherwise protect, Bank’s Liens in the Investment Property, and the Proceeds thereof, have been or will be promptly and duly taken, upon request by Bank. Each Grantor has delivered to and deposited with Bank (or, with respect to any Pledged Interests created after the Closing Date, will deliver and deposit in accordance with Sections 4.3 and 7.8 hereof) all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers, or other relevant document of transfer, endorsed in blank with respect to such certificates.

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6.11         Commercial Tort Claims. All of each Grantor’s Commercial Tort Claims that it has brought against any Person, including the name and address of each defendant, a summary of the facts, and an estimate of such Grantor’s damages, are set forth in Section 6.11 of Schedule 1.

7.          Covenants. In addition to the covenants of Grantors set forth in the other Loan Documents which are incorporated herein by this reference, each Grantor agrees that from the Closing Date and thereafter until the payment, performance and satisfaction in full, in cash, of the Secured Obligations, and all of Bank’s commitments under the Credit Agreement to Borrowers have been terminated and no Letters of Credit are outstanding (other than Letters of Credit for which Borrowers have provided Bank with either (i) a cash collateral deposit in an amount equal to 105% of the Letter of Credit Usage or (ii) an Acceptable Letter of Credit):

7.1           Defense of Collateral. Grantors shall appear in and defend any action, suit or proceeding which may affect its title to or right or interest in, or Bank’s right or interest in, any Collateral.

7.2           Location of Grantors’ Books and Chief Executive Office. Grantors shall: (i) keep all Grantors’ Books at the locations set forth in Section 6.2 of Schedule 1; and (ii) maintain the location of each Grantor’s chief executive office or principal place of business at the locations set forth in Section 6.1 of Schedule 1; provided, however, that Grantors may amend Section 6.1 or Section 6.2 of Schedule 1 so long as (i) such amendment occurs by written notice to Bank not less than 30 days prior to the date on which the location of Grantors’ Books or any Grantor’s chief executive office or principal place of business is changed, and (ii) at the time of such written notification, Grantors obtain for Bank such duly executed Collateral Access Agreement as Bank shall require with respect to such new location.

7.3           Location of Collateral. Each Grantor shall keep the tangible Collateral only at the locations identified on Section 6.1 of Schedule 1; provided, however, that Grantors may amend Section 6.1 of Schedule 1 so long as (i) such amendment occurs by written notice to Bank not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, (ii) such new location is within the continental United States.

7.4           Change in Name, Trade Name, Trade Style or FEIN. No Grantor shall change its legal name, trade names, trade styles or FEIN, or add any new trade names or trade styles from those listed on Schedule 1; provided, however, that Grantors may amend the applicable Section of Schedule 1 so long as (i) such amendment occurs by written notice to Bank not less than 30 days prior to the date on which such new name, trade name, trade style or FEIN becomes effective, and (ii) Grantors execute and deliver to Bank any agreements, instruments or documents required by Bank pursuant to Section 4.1 of this Security Agreement.

7.5           State of Incorporation or Formation. No Grantor shall change the state of its incorporation or formation.

7.6           Maintenance of Records. Grantors shall keep separate, accurate and complete Grantors’ Books, disclosing Bank’s security interest hereunder.

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7.7           Intellectual Property. Grantors shall, upon the request of Bank, in order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, execute and deliver to Bank one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence Bank’s Lien on such Grantor’s Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby.

7.8           Investment Related Property.

(a)          If any Grantor shall receive or become entitled to receive any Pledged Interests after the Closing Date, it shall promptly (and in any event within five (5) Business Days of receipt thereof) deliver to Bank a duly executed Pledged Interests Addendum identifying such Pledged Interests;

(b)          Promptly upon Bank’s request after the occurrence and during the continuance of an Event of Default, all sums of money and property paid or distributed in respect of the Investment Property which are received by any Grantor shall be held by the Grantors in trust for the benefit of Bank segregated from such Grantor’s other property, and such Grantor shall deliver it forthwith to Bank in the exact form received;

(c)          Each Grantor shall promptly deliver to Bank a copy of each material notice or other material written communication received by it in respect of any Pledged Interests;

(d)          No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests other than as permitted by the Loan Documents;

(e)          Each Grantor agrees that it will cooperate with Bank in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with Bank’s Lien on the Investment Property or any sale or transfer thereof; and

(f)          As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby represents, warrants and covenants that the Pledged Interests issued pursuant to any such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

8.          Collection of Rights to Payment. Bank shall have the right at any time, after the occurrence and during the continuance of an Event of Default, (a) to notify the Account Debtors to make payments directly to Bank or a lockbox account as set forth in clause (c) of this Section 8, (b) to enforce Grantor’s rights against the Account Debtors, and (c) to require that all payments made by Account Debtors be deposited directly into a lockbox account as Bank may specify, pursuant to a lockbox agreement in form and substance reasonably satisfactory to Bank, with a lockbox servicing Bank acceptable to Bank.

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9.          Disposition of Pledged Interests by Bank. None of the Pledged Interests existing as of the date of this Security Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Grantor understands that in connection with such disposition, Bank may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market. Each Grantor, therefore, agrees that: (a) if Bank shall, pursuant to the terms of this Security Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, Bank shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that Bank has handled the disposition in a commercially reasonable manner.

10.         Voting Rights.

10.1         Upon the occurrence and during the continuation of an Event of Default, (a) Bank may, at its option, and with five (5) Business Days prior notice (unless such Event of Default is an Event of Default specified in Section 7.1(g) or (h) of the Credit Agreement, in which case no such notice need be given) to any Grantor, and in addition to all rights and remedies available to Bank under any other agreement, at law, in equity, or otherwise, exercise all voting rights, and all other ownership or consensual rights in respect of the Pledged Interests owned by such Grantor, but under no circumstances is Bank obligated by the terms of this Security Agreement to exercise such rights, and (b) if Bank duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints Bank, such Grantor’s true and lawful attorney-in-fact and irrevocable proxy to vote such Pledged Interests in any manner Bank deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable until the Secured Obligations have been paid in cash, in full, the obligations of Bank under the Loan Documents have been irrevocably terminated, and this Security Agreement is terminated.

10.2         For so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of Bank, vote or take any consensual action with respect to such Pledged Interests which would reasonably be expected to materially and adversely affect the rights of Bank or which could have the effect of materially impairing the value of the Pledged Interests or that would reasonably be expected to materially and adversely affect the rights and remedies of Bank under the Credit Agreement, any other Loan Document or any other instrument or agreement referred to therein.

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11.         Events of Default. The occurrence of any Event of Default under the Credit Agreement shall constitute an event of default (“Event of Default”) hereunder.

12.         Rights and Remedies.

12.1         During the continuance of an Event of Default, Bank, without notice or demand, may do any one or more of the following, in each instance in compliance with all applicable laws, all of which are authorized by Grantors:

(a)          Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Bank considers advisable, and in such cases, Bank will credit the Secured Obligations with only the net amounts received by Bank in payment of such disputed Accounts after deducting all Expenses incurred or expended in connection therewith;

(b)          Cause Grantors to hold all returned Inventory in trust for Bank, segregate all returned Inventory from all other property of Grantors or in Grantors’ possession and conspicuously label said returned Inventory as the property of Bank;

(c)          Without notice to or demand upon Grantors or any guarantor, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interests in the Collateral. Grantors agree to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Grantors authorize Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Bank’s determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of any Grantor’s owned or leased premises, such Grantor hereby grants Bank, subject to the rights of the applicable landlord, a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

(d)          Without notice to Grantors (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation), set off and apply to the Secured Obligations any and all (i) balances and Deposit Accounts of any Grantor held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of any Grantor held by Bank;

(e)          Hold, as cash collateral, any and all balances and Deposit Accounts of any Grantor held by Bank, to secure the full and final repayment of all of the Secured Obligations;

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(f)          Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral, subject to the terms of any applicable Intellectual Property License. Bank is hereby granted a license or other right to use, without charge, each Grantor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, URLs, domain names and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and each Grantor’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

(g)          Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Grantor’s premises) as Bank determines is commercially reasonable. Bank shall have no obligation to clean-up or otherwise prepare the Collateral for sale. It is not necessary that the Collateral be present at any such sale;

(h)          Bank shall give notice of the disposition of the Collateral as follows:

(i)          Bank shall give Grantors and each holder of a security interest in the Collateral who has filed with Bank a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

(ii)         The notice shall be personally delivered or mailed, postage prepaid, to Grantors as provided in Section 10.1 of the Credit Agreement, at least ten (10) days before the date fixed for the sale, or at least ten (10) days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Grantors claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Bank;

(iii)        If the sale is to be a public sale, Bank also shall give notice of the time and place by publishing a notice one time at least ten (10) days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

(i)          Bank may credit bid and purchase at any public sale;

(j)          The proceeds of any sale or other disposition of Collateral authorized by this Security Agreement shall be applied by Bank first upon all Expenses, the balance of the proceeds of the sale or other disposition shall be applied in the payment of the Secured Obligations, first to interest, then to principal, then to remaining Secured Obligations and the surplus, if any, shall be paid over to Grantors, without interest, or to such other person(s) as may be entitled to it under applicable law. Grantors shall remain liable for any deficiency, which it shall pay to Bank immediately upon demand. Grantors agree that Bank shall be under no obligation to accept any noncash proceeds in connection with any sale or disposition of Collateral unless failure to do so would be commercially unreasonable. If Bank agrees in its sole discretion to accept noncash proceeds (unless the failure to do so would be commercially unreasonable), Bank may ascribe any commercially reasonable value to such proceeds. Without limiting the foregoing, Bank may apply any discount factor in determining the present value of proceeds to be received in the future or may elect to apply proceeds to be received in the future only as and when such proceeds are actually received in cash by Bank;

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(k)          Bank shall have and may exercise without demand (i) the right to procure the transfer of legal title to all or any of the Mortgaged Hong Kong Assets to itself or a nominee for itself for the purpose of converting its security interest in such Mortgaged Hong Kong Assets from an equitable mortgage to a legal mortgage, whether by completing, dating and using the documents referred to in Section 4.7(I) hereof and/or by exercise of the power of attorney granted in Section 4.1 hereof and/or in any other manner; and

(l)          The following shall be the basis for any finder of fact’s determination of the value of any Collateral which is the subject matter of a disposition giving rise to a calculation of any surplus or deficiency under Section 9615(f) of the UCC: (i) the Collateral which is the subject matter of the disposition shall be valued in an “as is” condition as of the date of the disposition, without any assumption or expectation that such Collateral will be repaired or improved in any manner; (ii) the valuation shall be based upon an assumption that the transferee of such Collateral desires a resale of the Collateral for cash promptly (but no later than 30 days) following the disposition; (iii) all reasonable closing costs customarily borne by the seller in commercial sales transactions relating to property similar to such Collateral shall be deducted including, without limitation, brokerage commissions, tax prorations, attorney’s fees, whether in-house or outside counsel is used, and marketing costs; (iv) the value of the Collateral which is the subject matter of the disposition shall be further discounted to account for any estimated holding costs associated with maintaining such Collateral pending sale (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the value of such Collateral must be given by persons having at least 5 years’ experience in appraising property similar to the Collateral and who have conducted and prepared a complete written appraisal of such Collateral taking into consideration the factors set forth above. The “value” of any such Collateral shall be a factor in determining the amount of proceeds which would have been realized in a disposition to a transferee other than a secured party, a person related to a secured party or a secondary obligor under Section 9615(f) of the Uniform Commercial Code.

12.2         Bank shall have no obligation to attempt to satisfy the Secured Obligations by collecting them from any third Person which may be liable for them or any portion thereof, and Bank may release, modify or waive any collateral provided by any other Person as security for the Secured Obligations or any portion thereof, all without affecting Bank’s rights against Grantors. Each Grantor waives any right it may have to require Bank to pursue any third Person for any of the Secured Obligations.

12.3         Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and Bank’s compliance therewith will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

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12.4         Bank may sell the Collateral without giving any warranties as to the Collateral. Bank may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

12.5         If Bank sells any of the Collateral upon credit, Grantors will be credited only with payments actually made by the purchaser, received by Bank and applied to the indebtedness of the purchaser. In the event that the purchaser fails to pay for the Collateral, Bank may resell the Collateral and Grantors will be credited with the proceeds of such sale.

12.6         Bank shall be under no obligation to marshal any assets in favor of Grantors, or against or in payment of the Secured Obligations or any other obligation owed to Bank by Grantors or any other Person.

12.7         Upon the exercise by Bank of any power, right, privilege, or remedy pursuant to this Security Agreement which requires any consent, approval, registration, qualification, or authorization of any Governmental Authority, each Grantor agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments, and other documents and papers that Bank or any purchaser of the Collateral may be required to obtain for such governmental consent, approval, registration, qualification, or authorization.

12.8         The rights and remedies of Bank under this Security Agreement, the Credit Agreement, the other Loan Documents, and all other agreements contemplated hereby and thereby shall be cumulative.  Bank shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity.  No exercise by Bank of any one right or remedy shall be deemed an election of remedies, and no waiver by Bank of any default on Grantors’ part shall be deemed a continuing waiver of any further defaults. No delay by Bank shall constitute a waiver, election or acquiescence with respect to any right or remedy.

13.         Bank Not Liable. So long as Bank complies with the obligations, if any, imposed by the UCC, Bank shall not otherwise be liable or responsible in any way or manner for:  (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion or from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. Grantors bear the risk of loss or damage of the Collateral.

14.         Notices. All notices or demands by any party hereto to the other party and relating to this Security Agreement shall be made in the manner and to the addresses set forth in Section 10.1 of the Credit Agreement, or the case of a Guarantor, in the manner and to the address for notices set forth in the applicable Facility Guaranty.

15.         General Provisions.

15.1         Successors and Assigns. This Security Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of Grantors and Bank; provided, however, that Grantors may not assign this Security Agreement nor delegate any of their duties hereunder without Bank’s prior written consent and any prohibited assignment or delegation shall be absolutely void.  No consent by Bank to an assignment by Grantors shall release Grantors from the Secured Obligations. Bank reserves its right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in, the rights and benefits hereunder pursuant to and in accordance with the provisions of the Credit Agreement. In connection therewith, Bank may disclose all documents and information which Bank now or hereafter may have relating to Grantors, Grantor’s business, or the Collateral to any such prospective or actual Transferee, subject to the terms of Section 10.5(e) of the Credit Agreement.

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15.2         Exhibits and Schedules. All of the exhibits and schedules attached hereto shall be deemed incorporated by reference.

15.3         No Presumption Against Any Party. Neither this Security Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Bank or Grantors, whether under any rule of construction or otherwise.  On the contrary, this Security Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

15.4         Amendments and Waivers. Any provision of this Security Agreement or any of the Loan Documents to which any Grantor is a party may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.

15.5         Counterparts; Integration; Effectiveness. This Security Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Security Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Security Agreement shall become effective when executed by each of the parties hereto and delivered to Bank.

15.6         Severability. The provisions of this Security Agreement are severable. The invalidity, in whole or in part, of any provision of this Security Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof.

16.         New Subsidiaries. Pursuant to Section 6.14 of the Credit Agreement, any new direct or indirect Domestic Subsidiary that is a Material Subsidiary (whether by acquisition or creation) of any Grantor is required to enter into this Security Agreement by executing and delivering in favor of Bank a joinder to this Security Agreement in the form of Annex 1. Upon the execution and delivery of Annex 1 by such new Domestic Subsidiary, such Domestic Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.

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17.         Patent, Trademark, Copyright Security Agreements. The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of Bank hereunder. In the event of any conflict between any provision in this Agreement and a provision in a Copyright Security Agreement, Trademark Security Agreement or Patent Security Agreement, such provision of this Agreement shall control.

18.         CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

18.1         THE VALIDITY OF THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAWS.

18.2         THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT BANK’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE BANK ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. GRANTORS AND BANK WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

18.3         GRANTORS AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SECURITY AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. GRANTORS AND BANK REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS SECURITY AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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19.         ARBITRATION.

19.1         Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise in any way arising out of or relating to (i) any credit subject hereto, or any of the Loan Documents, and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

19.2         Governing Rules. Any arbitration proceeding will (i) proceed in a location in California selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

19.3         No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as security interest enhancement or perfection, sale, setoff, repossession or application of proceeds; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

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19.4         Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years’ experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

19.5         Discovery. In any arbitration proceeding, discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

19.6         Class Proceedings and Consolidations. No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed any Loan Document, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

19.7         Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

19.8         Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such dispute is not submitted to arbitration, the dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA’s selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

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19.9         Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

19.10         Small Claims Court. Notwithstanding anything herein to the contrary, each party retains the right to pursue in Small Claims Court any dispute within that court’s jurisdiction. Further, this arbitration provision shall apply only to disputes in which either party seeks to recover an amount of money (excluding attorneys’ fees and costs) that exceeds the jurisdictional limit of the Small Claims Court.

20.         Updating Disclosure Schedules. To the extent necessary to cause the representations and warranties set forth in Section 6 to remain true, complete and accurate as of the Closing Date, the date of each and every Borrowing and the date of each issuance of a Letter of Credit, Grantors shall update in writing any Schedules provided for in Section 6 to the extent they have Knowledge of any circumstance which may have the effect of making any representation or warranty contained in Section 6 untrue or incomplete in any material respect. The requirement of Grantors to update the Schedules provided for herein shall not have the effect of a cure of any Event of Default occurring prior to any such update or existing at the time of any such update without the written waiver of such Event of Default by Bank.

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IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first set forth above.

Grantors:	JAKKS PACIFIC, INC.,
a Delaware corporation

By
Name:
Title:

CREATIVE DESIGNS INTERNATIONAL, LTD.,
a Delaware corporation

By
Name:
Title:

DISGUISE, INC.,
a Delaware corporation

By
Name:
Title:

JAKKS SALES CORPORATION,
a Delaware corporation

By
Name:
Title:

MAUI, INC.,
an Ohio corporation

By
Name:
Title:

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KESSLER SERVICES, INC.,
a Nevada corporation

By
Name:
Title:

MOOSE MOUNTAIN MARKETING, INC.,
a New Jersey corporation

By
Name:
Title:

KIDS ONLY, INC.,
a Massachusetts corporation

By
Name:
Title:

Bank:	WELLS FARGO BANK, NATIONAL ASSOCIATION

By
Name:
Title:

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